Exhibit 99.1

AmpliTech Group Releases Letter To Shareholders

Hauppauge, NY, December 31, 2024 – AmpliTech Group, Inc. (Nasdaq: AMPG, AMPGW), a designer, developer, and manufacturer of state-of-the-art signal processing components for satellite, Public and Private 5G, and other communications networks, including the design of complete 5G/6G systems and a global distributor of packages and lids for integrated circuits assembly, today announced the release of a Letter to Shareholders from its CEO/CTO Mr. Fawad Maqbool.

Dear Shareholders of Amplitech Group:

As we conclude another year, I would like to express my heartfelt gratitude to all our faithful shareholders for your unwavering support. Since our IPO in 2021, AmpliTech has remained steadfast in executing our five-year strategic plan, and your trust has been integral to our success.

In alignment with the roadmap outlined in our press releases, AmpliTech has reached significant milestones in forming distinct divisions focused on developing key products for rapidly expanding technology markets. These markets include quantum computing, 5G/6G telecommunications, and satellite communications—all foundational to transformative advancements in modern life.

The growth of these sectors underscores their importance and relevance to everyday applications such as fully automated vehicles, artificial intelligence (AI), augmented and virtual reality (AR/VR), and worldwide connectivity. Consider the following industry trends:

●	Quantum Computing: Projected to grow at a compound annual growth rate (CAGR) of over 30%, this sector is pivotal for breakthroughs in cryptography, optimization, and machine learning.
●	5G/6G Telecommunications: With a CAGR exceeding 25%, these technologies are redefining connectivity, enabling faster networks for real-time applications like remote surgery and autonomous driving. The 5G sector is expected to be larger than ALL the other previous G’s combined.
●	Satellite Communications: Expected to reach a market size of over $70 billion by 2030, this industry is driving global internet coverage and critical infrastructure for data-driven economies.

We are in the process of deploying a wide range of 5G business development initiatives, including obtaining further product licenses, certifications, and meeting all industry standards, both government and commercial, to provide full end-to-end solutions in Public and Private 5G. Having enough support to fund all of these initiatives was a strategic milestone, which was successfully accomplished by the end of the current fiscal year.

We plan to have all FCC certifications and licenses necessary to make Gigspeed AmpliTech private 5G services available to homes and businesses as early as possible during our Fiscal Year 2025.

Another cornerstone of our success this year has been the culmination of key R&D projects. Over the past few years, we have invested heavily in innovation, and 2024 saw the release of several groundbreaking products. These advancements, already resonating strongly in the market, underscore our commitment to delivering cutting-edge solutions that address critical needs in both public and private 5G networks and beyond.

To establish leadership in these transformative areas, it was imperative for us to strengthen our balance sheet and seize opportunities for growth. In this regard, AmpliTech successfully raised over $20 million, enabling us to forge strategic partnerships with industry giants and position ourselves at the forefront of innovation. Over the past five years, this strategy has delivered a remarkable return on investment of nearly 200%.

Today, AmpliTech is in the strongest position in its history. With a robust balance sheet, a Fortune 500 customer base, and synergistic divisions driving innovation through cross-pollination, we are well-prepared to capitalize on the emerging technologies shaping the future. Our ability to secure large orders and sustain growth sets the stage for profitability in 2025 and beyond.

Vision for the Future

Looking ahead, we are focused on building on our momentum and driving sustainable, long-term growth. Here are some key priorities that will shape our journey in the years to come:

●	Global Expansion: With a solid presence in the U.S., with our core product line of Proprietary Low Noise Amplifiers, including cryogenic low noise amplifiers for the Quantum Computing Industry, and newly released LNB’s, and 5G products, we are already working to expand our footprint globally.
●	Diversified Offerings: As we continue to develop and enhance our product portfolio, we remain committed to introducing solutions that leverage our proprietary technologies. This includes scaling our capabilities to serve emerging industries like quantum computing and advanced communication systems.
●	Operational Excellence: We aim to optimize our operations to drive efficiencies and enhance profitability. This includes leveraging our new state-of-the-art facilities, such as the Allen Tech Hub in the Watters Creek District, to foster collaboration and innovation.
●	Strengthened Partnerships: Collaboration remains a cornerstone of our strategy. By forging alliances with strategic partners, distributors, and customers, we will expand our reach and amplify our impact in the markets we serve. This has already been started with our alliances and partnerships with prominent players in the industry like Fujitsu Spain and most recently a Fortune 100 US Domestic company which already started releasing orders to us.

●	Sustainability and Corporate Responsibility: As a forward-thinking company, we are committed to adopting sustainable practices that contribute to a better future. From our supply chain to our product designs, we are integrating sustainability into every facet of our operations.

Gratitude and Commitment

None of this would be possible without your trust and unwavering support. Your belief in our mission fuels our drive to exceed expectations and achieve excellence. On behalf of the entire AmpliTech team, I want to express our deepest gratitude for your partnership in this journey.

As we step into 2025 and beyond, we are energized by the opportunities before us and resolute in our commitment to delivering value to our shareholders, customers, and communities. Together, we will continue to build a brighter, more connected future.

Thank you for your continued confidence in AmpliTech Group.

Warm regards,

Fawad Maqbool

CEO/CTO and Chairman of the Board

AmpliTech Group, Inc.

(NASDAQ: AMPG)

About AmpliTech Group

AmpliTech Group, Inc., comprising five divisions—AmpliTech Inc., Specialty Microwave, Spectrum Semiconductors Materials, AmpliTech Group Microwave Design Center, and AmpliTech Group True G Speed Services—is a leading designer, developer, manufacturer, and distributor of cutting-edge radio frequency (RF) microwave components and 5G network solutions. Serving global markets including satellite communications, telecommunications (5G & IoT), space exploration, defense, and quantum computing, AmpliTech Group is committed to advancing technology and innovation. For more information, please visit www.amplitechgroup.com.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements. These statements appear in several places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things, that the release of all the new company products and funding achieved, will lead to further production orders and work from customers. The words “may” “would” “will” “expect” “estimate” “anticipate” “believe” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements because of various factors. Other risks are identified and described in more detail in the “Risk Factors” section of the Company’s filings with the SEC, which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising these forward-looking statements, except as required by applicable law.

Contacts:

Corporate Social Media	Company Contact:

Twitter: @AmpliTechAMPG	Jorge Flores
Instagram: @AmpliTechAMPG	Tel: 631-521-7831
Facebook: AmpliTechInc	Investors@amplitechgroup.com
Linked In: Amplitech Group Inc

Investor Social Media

Twitter: @AMPG_IR
StockTwits: @AMPG_IR